Exhibit 99.1

FOR IMMEDIATE RELEASE

Organogenesis Appoints Prathyusha Duraibabu to Board of Directors

CANTON, Mass., November 22, 2021 — Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine company focused on the development, manufacture, and commercialization of product solutions for the Advanced Wound Care and Surgical & Sports Medicine markets, today announced the appointment of Prathyusha Duraibabu to the Company’s Board of Directors, effective November 19, 2021. Ms. Duraibabu will serve as an independent director of the Company and member of the Audit Committee of the Board.

“Prathyusha is a proven leader who brings significant expertise from a more than 24-year career in the technology and healthcare sectors, and has held senior leadership positions at global biotechnology and life sciences companies.” said Gary S. Gillheeney, Sr., President and Chief Executive Officer of Organogenesis. “I’m very pleased to welcome her to our Board and look forward to her strategic insight and guidance as a member of the Audit Committee.”

Ms. Duraibabu currently serves as the Chief Financial Officer of Sangamo Therapeutics (NASDAQ: SGMO), a clinical stage biopharmaceutical company with a robust genomic medicines pipeline. Prior to joining Sangamo, Ms. Duraibabu was Corporate Controller at Pacific Biosciences of California, Inc. (NASDAQ: PACB) from 2010 to 2019, a leading commercial DNA sequencing instrument company. Ms. Duraibabu began her career as an international tax and audit professional and served in a variety of accounting and finance roles of increasing responsibility for companies in the software and semiconductor sectors. She holds a Bachelors of Accounting from Oxford Brookes University, and an MBA from San Jose State University. She is a Certified Public Accountant.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to the Company’s expected revenue for fiscal 2021 and the breakdown of such revenue in both its Advanced Wound Care and Surgical & Sports Medicine categories as well as the estimated revenue contribution of its PuraPly products. Forward-looking statements with respect to the operations of the Company, strategies, prospects and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the impact of any changes to the reimbursement levels for the Company’s products and the impact to the Company of the loss of preferred “pass through” status for PuraPly AM and PuraPly in 2020; (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company’s ability to raise funds to expand its business; (6) the Company has incurred significant losses since inception and may incur losses in the future; (7) changes in applicable laws or regulations; (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (9) the Company’s ability to maintain production of Affinity in sufficient quantities to meet demand; (10) the COVID-19 pandemic and its impact, if any, on the Company’s fiscal condition and results of operations; and (11) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2020 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine company offering a portfolio of bioactive and acellular biomaterials products in advanced wound care and surgical biologics, including orthopedics and spine. Organogenesis’s comprehensive portfolio is designed to treat a variety of patients with repair and regenerative needs. For more information, visit www.organogenesis.com.

Investor Inquiries:

Westwicke Partners

Mike Piccinino, CFA

OrganoIR@westwicke.com

Press and Media Inquiries:

Organogenesis

Lori Freedman

lfreedman@organo.com